As filed with the Securities and Exchange Commission on October 1, 2024

Registration No. 333-278583

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-1116001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BlackRock Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Hudson Yards

New York, New York 10001

(212) 810-5800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Christopher J. Meade, Esq.

Chief Legal Officer and General Counsel

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

(212) 810-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

BlackRock, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-278583) (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by BlackRock, Inc. (formerly “BlackRock Funding, Inc.”), a Delaware corporation (the “Successor Registrant”), as the successor registrant to BlackRock Finance, Inc. (formerly “BlackRock, Inc.”), a Delaware corporation (the “Predecessor Registrant”), to reflect a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”) (the “Reorganization”).

The Reorganization was completed on October 1, 2024 pursuant to the Transaction Agreement, dated January 12, 2024 (as amended, restated or supplemented from time to time, the “Transaction Agreement”), among the Successor Registrant, the Predecessor Registrant, Banana Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Successor Registrant (“Merger Sub”), and the other parties thereto, pursuant to which Merger Sub merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a direct wholly owned subsidiary of the Successor Registrant (“Merger”). The Successor Registrant changed its name from “BlackRock Funding, Inc.” to “BlackRock, Inc.” and the Predecessor Registrant changed its name from “BlackRock, Inc.” to “BlackRock Finance, Inc.”

In accordance with the terms of the Transaction Agreement, each share of common stock, $0.01 par value, of the Predecessor Registrant (the “Predecessor Registrant Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Merger Effective Time”) was converted automatically into one validly issued, fully paid and non-assessable share of common stock, $0.01 par value, of the Successor Registrant having the same designations, rights, powers, and preferences, and the qualifications, limitations, and restrictions as the Predecessor Registrant Common Stock. The Successor Registrant adopted organizational documents substantially identical to those of the Predecessor Registrant and assumed certain obligations of the Predecessor Registrant, in each case, to enable the Successor Registrant to offer and sell the securities listed in the Registration Statement on the same terms and conditions as the Predecessor Registrant prior to the Reorganization.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Successor Registrant hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462 under the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$ *
Rating agency fees	**
Trustee and transfer agent fees and expenses	**
Printing and distributing	**
Legal fees and expenses	**
Accounting fees and expenses	**
Stock exchange listing fees	**
Miscellaneous	**

Total	$ **

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

BlackRock, Inc. (formerly BlackRock Funding, Inc.)

The Successor Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, none of the Successor Registrant’s directors will be liable to the Successor Registrant or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the DGCL, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to the Successor Registrant or the Successor Registrant’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the DGCL or an officer in any action by or in the right of the Successor Registrant.

As a result of this provision, the Successor Registrant and the Successor Registrant’s stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

The Successor Registrant’s amended and restated bylaws provide that the Successor Registrant will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because he or she is or was a director or officer of the Successor Registrant, or is or was serving at the Successor Registrant’s request as a director or officer of the Successor Registrant or another corporation, partnership, joint venture, trust or other enterprise. BlackRock’s amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid in settlement by the director or officer.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock, Inc.†

3.2(1)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of BlackRock, Inc.†

3.3(1)	Amended and Restated Bylaws of BlackRock, Inc.†

3.4(2)	Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc.†

3.5(2)	Amended and Restated Bylaws of BlackRock Finance, Inc.†

4.1(3)	Specimen of Common Stock Certificate.†

4.2(4)	Indenture, dated March 14, 2024, among BlackRock, Inc., BlackRock Finance, Inc. and The Bank of New York Mellon, as trustee (the “BlackRock Indenture”), relating to senior debt securities.†

4.3(4)	First Supplemental Indenture, dated March 14, 2024, among BlackRock, Inc., BlackRock Finance, Inc. and The Bank of New York Mellon, as trustee.†

4.4(4)	Form of Note for the 4.700% Notes due 2029 (included in Exhibit 4.3).†

4.5(4)	Form of Note for the 5.000% Notes due 2034 (included in Exhibit 4.3).†

4.6(4)	Form of Note for the 5.250% Notes due 2054 (included in Exhibit 4.3).†

4.7(5)	Second Supplemental Indenture, dated July 26, 2024, among BlackRock , Inc., BlackRock, Inc. and The Bank of New York Mellon, as trustee.†

4.8(5)	Form of Note for the 4.600% Notes due 2027 (included in Exhibit 4.7).†

4.9(5)	Form of Note for the 4.900% Notes due 2035 (included in Exhibit 4.7).†

4.10(5)	Form of Note for the 5.350% Notes due 2055 (included in Exhibit 4.7).†

4.11(4)	Form of Senior Debt Security pursuant to the BlackRock Indenture (included in Exhibit 4.2).†

4.12	Form of Preferred Stock Certificate.*

4.13	Form of Warrant Agreement (including form of warrant certificate).*

4.14	Form of Subscription Rights Agreement (including form of subscription rights certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**

22.1	Subsidiary Issuer of Guaranteed Securities.**

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**

24.1	Power of Attorney of BlackRock, Inc. (included in signature pages hereto).**

24.2	Power of Attorney of BlackRock Finance, Inc. (included in signature pages hereto).**

25.1(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon, as trustee for the BlackRock Indenture. †

107(6)	Calculation of Filing Fee Tables.†

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Filed herewith.
†	Previously filed.
(1)	Incorporated by reference to the Successor Registrant’s Current Report on Form 8-K 12B filed on October 1, 2024.
(2)	Incorporated by reference to the Predecessor Registrant’s Current Report on Form 8-K filed on October 1, 2024.

(3)	Incorporated by reference to the Predecessor Registrant’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.
(4)	Incorporated by reference to the Predecessor Registrant’s Current Report on Form 8-K filed on March 14, 2024.
(5)	Incorporated by reference to the Predecessor Registrant’s Current Report on Form 8-K filed on July 26, 2024.
(6)	Incorporated by reference to the Registration Statement on Form S-3 (Registration No. 333-278583) filed on April 9, 2024.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of BlackRock’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 1, 2024.

BLACKROCK, INC.
Registrant

By:	/s/ Laurence D. Fink
	Name:	Laurence D. Fink
	Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Robert S. Kapito, Martin S. Small, Philippe Matsumoto, Christopher J. Meade, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laurence D. Fink Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2024

/s/ Martin S. Small Martin S. Small	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	October 1, 2024

/s/ Marc D. Comerchero Marc D. Comerchero	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	October 1, 2024

/s/ Pamela Daley Pamela Daley	Director	October 1, 2024

/s/ William E. Ford William E. Ford	Director	October 1, 2024

/s/ Fabrizio Freda Fabrizio Freda	Director	October 1, 2024

/s/ Murry S. Gerber Murry S. Gerber	Director	October 1, 2024

/s/ Margaret L. Johnson Margaret L. Johnson	Director	October 1, 2024

/s/ Robert S. Kapito Robert S. Kapito	Director	October 1, 2024

/s/ Cheryl D. Mills Cheryl D. Mills	Director	October 1, 2024

/s/ Amin H. Nasser Amin H. Nasser	Director	October 1, 2024

/s/ Gordon M. Nixon Gordon M. Nixon	Director	October 1, 2024

/s/ Kristin Peck Kristin Peck	Director	October 1, 2024

/s/ Charles H. Robbins Charles H. Robbins	Director	October 1, 2024

/s/ Marco Antonio Slim Domit Marco Antonio Slim Domit	Director	October 1, 2024

/s/ Hans E. Vestberg Hans E. Vestberg	Director	October 1, 2024

/s/ Susan L. Wagner Susan L. Wagner	Director	October 1, 2024

/s/ Mark Wilson Mark Wilson	Director	October 1, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 1, 2024.

BLACKROCK FINANCE, INC.
Registrant

By:	/s/ Martin S. Small
	Name:	Martin S. Small
	Title:	Chief Financial Officer, Senior Managing Director and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Robert S. Kapito, Martin S. Small, Philippe Matsumoto, Christopher J. Meade, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock Finance, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Laurence D. Fink	Chief Executive Officer (Principal Executive Officer)	October 1, 2024

/s/ Martin S. Small Martin S. Small	Chief Financial Officer, Senior Managing Director and Director (Principal Financial Officer and Principal Accounting Officer)	October 1, 2024

/s/ Robert Goldstein Robert Goldstein	Director	October 1, 2024

/s/ R. Andrew Dickson III R. Andrew Dickson III	Director	October 1, 2024

* By:	/s/ R. Andrew Dickson III
Attorney-in-Fact and Agent